UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

HYPERION THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35614	61-1512713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (650) 745-7802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2013, Hyperion Therapeutics, Inc. (the “Company”) completed its acquisition of BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, an FDA-approved therapy for treatment of the most prevalent urea cycle disorders (“UCD”), from Ucyclyd Pharma, Inc. (“Ucyclyd”), a subsidiary of Valeant Pharmaceuticals International, Inc. The Company received a net payment of $11 million from Ucyclyd at closing, which represents the $19 million purchase price for BUPHENYL due to Ucyclyd and a $32 million payment due to the Company as a result of Ucyclyd ’s exercise of its option to retain AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, a hospital-based product used for the treatment of acute hyperammonemia in UCD patients, less costs of approximately $2 million in finished goods and active pharmaceutical ingredient due to Ucyclyd. The Company is obligated to pay subsequent milestone and royalty payments to Ucyclyd.

As previously announced, the Company exercised its right to acquire BUPHENYL and AMMONUL on April 29, 2013, pursuant to an Amended and Restated Collaboration Agreement between the Company and Ucyclyd, dated March 22, 2012 (the “Collaboration Agreement”). On May 17, 2013, Ucyclyd exercised its option to retain the rights to AMMONUL pursuant to the Collaboration Agreement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2013. There were 20,010,416 shares of common stock eligible to be voted at the Annual Meeting and 18,472,931 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

There were two proposals submitted to the Company’s stockholders at the Annual Meeting. All proposals were passed. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Bijan Salehizadeh, M.D.	14,849,970	1,724,715	1,898,246
Donald J. Santel	14,857,482	1,717,203	1,898,246

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Vote
18,471,389	1,542	0	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2013	Hyperion Therapeutics, Inc.

	By:	/s/ Jeffrey S. Farrow
Jeffrey S. Farrow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 3, 2013.